UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2011 (September 30, 2011)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 3, 2011, Avis Budget Group, Inc. (the “Company”) entered into an indenture with respect to the sale by its wholly-owned subsidiary, AE Escrow Corporation (“AE Escrow”), of $250 million aggregate principal amount of 9.75% senior notes due 2020 at an issue price of 100% (the “Notes”).  In connection with such sale, the Company also entered into a registration rights agreement with the initial purchasers of the Notes, under which the Company agreed to use its reasonable best efforts to file with the Securities and Exchange Commission and cause to become effective a registration statement with respect to a registered offer to exchange the Notes for new notes, with terms substantially identical in all material respects to the Notes.

Under the terms of an escrow agreement entered into on October 3, 2011, between the Company, AE Escrow, Morgan Stanley & Co. LLC, as representative of the initial purchasers of the notes, and The Bank of Nova Scotia Trust Company of New York, as escrow agent and trustee, AE Escrow has deposited the gross proceeds of the offering into a segregated escrow account.  The gross proceeds will remain in the escrow account, subject to certain terms permitting the transfer of funds to an escrow account in the United Kingdom, until the date that certain conditions are satisfied, including the completion of the acquisition of Avis Europe plc by the Company’s indirect wholly-owned subsidiary, AE Consolidation Limited (the “Acquisition), the merger of AE Escrow with and into the Company’s wholly-owned subsidiary, Avis Budget Car Rental, LLC (“ABCR”), the assumption by ABCR and Avis Budget Finance, Inc. of all the obligations of AE Escrow under the Notes and the guarantee of the Notes by the Company and certain of its domestic subsidiaries.  If such conditions are not satisfied on or prior to December 13, 2011 or if on an earlier date the escrow agent is notified by AE Escrow and the Company that such conditions cannot be satisfied, the Notes will be subject to a special mandatory redemption in full. The special mandatory redemption price for the Notes is 100% of the gross proceeds of the Notes, plus accrued and unpaid interest on the Notes, from the issue date to the date of redemption.

Upon release from escrow, the net proceeds of the offering are intended to be used primarily to partially fund the Acquisition, to repay indebtedness of Avis Europe plc and to pay fees and expenses related to the offering and the Acquisition.

The Notes were issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes will be senior unsecured obligations of AE Escrow until the assumption by ABCR and Avis Budget Finance, Inc., at which time they will become the senior unsecured obligation of ABCR and Avis Budget Finance, Inc. and thereafter will be guaranteed on a senior basis by the Company and certain of its domestic subsidiaries.

Interest is payable on the Notes on each March 15 and September 15, commencing March 15, 2012.  The Company may redeem some or all of the Notes at any time prior to September 15, 2015 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, and an applicable make-whole premium. On or after September 15, 2015, the Company may redeem some or all of the Notes at redemption prices set forth in the indenture.  In addition, at any time prior to September 15, 2014, the Company may redeem up to 35% of the aggregate principal amount of the Notes, at a specified redemption price with the net cash proceeds of certain equity offerings.

The indenture contains covenants that, among other things, restrict the ability of ABCR and the ability of certain subsidiaries of ABCR to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; and enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications. In addition, in certain circumstances, if ABCR sells assets or experiences certain changes of control, it must offer to purchase the Notes.

The offering of the Notes and the related guarantees will not be registered under the Securities Act and the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the indenture, a copy of which is filed as Exhibit 4.1 hereto, the Notes, the form of which is filed as Exhibit 4.2, the registration rights agreement, a copy of which is filed as Exhibit 10.1 hereto and the escrow agreement, a copy of which is filed as Exhibit 10.2 hereto, and all of which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 3, 2011, the Company completed the previously-announced acquisition (the “Acquisition”) of all of the outstanding shares of Avis Europe plc (“Avis Europe”) pursuant to the terms of the circular issued by Avis Europe to its shareholders on July 11, 2011 setting out the proposals for the Scheme (as defined below).  Prior to the completion of the Acquisition, Avis Europe had been an independently-owned licensee of the Company, operating the Avis brand in Europe, the Middle East and Africa since 1986.  The Acquisition was effected through a scheme of arrangement under Part 26 of the UK Companies Act 2006 in the United Kingdom (the “Scheme”).  On October 3, the Company issued a press release announcing that the Scheme for the Acquisition became effective in accordance with its terms following delivery to the Registrar of Companies in England and Wales of the orders of the High Court of Justice of England and Wales sanctioning the Scheme and approving the related reduction of capital of Avis Europe and re-registration of Avis Europe as a private limited company.  As previously announced, the offer price for the Acquisition was 315 pence per share in cash for each share of Avis Europe.  The Company expects to pay the offer price to shareholders by October 17, 2011.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current plans, estimates and expectations, and include statements about the Acquisition, the financing for the acquisition, and the terms thereof. There is no assurance that these forward-looking statements will prove correct, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include the timing of payment of the consideration for the Acquisition, the Company’s ability to realize the synergies contemplated by the transaction, the Company’s ability to promptly and effectively integrate the businesses of Avis Europe and the release of the notes offering proceeds from escrow.  In addition, investors should take into consideration those risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Report for the quarterly period ended June 30, 2011, including under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other factors discussed in the Company’s filings and furnishings with the SEC. Except for its ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2011, the Board of Directors (the “Board”) of the Company voted to increase the size of the Board from nine directors to ten directors, pursuant to the Company’s Amended and Restated By-Laws, and elected Alun Cathcart as a director of the Company to fill the vacancy created by such increase, effective October 3, 2011.  Mr. Cathcart has not been, and is not currently expected to be, named to any of the committees of the Board.

Mr. Cathcart has been non-executive Chairman of Avis Europe since 2004 and was appointed to the Board of Avis Europe in 1997.  Mr. Cathcart served as Chief Executive Officer of Avis Europe from 1983 until January 1999, and also served as Interim Chief Executive from November 2003 until March 2004.  Prior to joining Avis Europe in 1980, Mr. Cathcart held various executive positions in the transportation industry.  Mr. Cathcart is currently Chairman of Palletways Group Limited and Andrew Page Holdings, and a non-executive director of Justice Holdings Limited.

Mr. Cathcart will stand for re-election by shareholders at the Company’s 2012 Annual Meeting. In accordance with compensation provided to all of our non-employee directors, Mr. Cathcart will receive an annual retainer fee of $145,000 to be paid 50% in cash and 50% in deferred common stock, and was awarded a one-time new director equity grant of 7,500 deferred shares of common stock, which will vest ratably over three years, subject to Mr. Cathcart’s continued service as a director.  Each share of deferred common stock entitles a director to receive one share of common stock immediately following such director’s retirement or termination of service from the Board for any reason.

In connection with the Acquisition, Mr. Cathcart is expected to receive the offer price in respect of the 94,216 shares of Avis Europe he owned as of October 3, 2011.  Mr. Cathcart is also entitled to receive payments under the Avis UK Pension Plan.  In 2010, Mr. Cathcart received £316,148 under such pension plan.

Item 7.01	Regulation FD Disclosure.

The Company’s press releases announcing the completion of the Acquisition, Mr. Cathcart’s appointment to the Board, and certain other management changes in connection with the Acquisition, are attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements for Businesses Acquired.

The financial information required to be filed with respect to the acquired business described in Item 2.01 will be filed as soon as practicable, and in any event within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The pro forma financial information required to be filed with respect to the acquired business described in Item 2.01 will be filed as soon as practicable, and in any event within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)           Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
4.1
Indenture dated as of October 3, 2011 among AE Escrow Corporation, Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee.

4.2	Form of 9.75% Senior Notes Due 2020.
10.1
Registration Rights Agreement, dated October 3, 2011, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the guarantors parties thereto, Morgan Stanley & Co. LLC, and the other initial purchasers parties thereto.

10.2
Escrow Agreement dated October 3, 2011, among Avis Budget Group, Inc., AE Escrow Corporation, Morgan Stanley & Co. LLC and The Bank of Nova Scotia Trust Company of New York, as Escrow Agent and Trustee.

99.1	Press release dated October 3, 2011
99.2	Press release dated September 30, 2011.
99.3	Press release dated September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Michael K. Tucker
Name:	Michael K. Tucker
Title:	Executive Vice President and General Counsel

Date: October 5, 2011

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated October 5, 2011 (September 30, 2011)

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture dated as of October 3, 2011 among AE Escrow Corporation, Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee.

4.2	Form of 9.75% Senior Notes Due 2020.
10.1
Registration Rights Agreement, dated October 3, 2011, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the guarantors parties thereto, Morgan Stanley & Co. LLC, and the other initial purchasers parties thereto.

10.2
Escrow Agreement dated October 3, 2011, among Avis Budget Group, Inc., AE Escrow Corporation, Morgan Stanley & Co. LLC and The Bank of Nova Scotia Trust Company of New York, as Escrow Agent and Trustee.

99.1	Press release dated October 3, 2011
99.2	Press release dated September 30, 2011.
99.3	Press release dated September 30, 2011.